Exhibit 10(d)

EXCLUSIVE USE AND DISTRIBUTION AGREEMENT
By & Between
IVI SMART TECHNOLOGIES, INC. & e-SMART TECHNOLOGIES, INC.

This EXCLUSIVE USE AND DISTRIBUTION AGREEMENT is made as of the 6th day of September 2001, by and between IVI Smart Technologies, Inc., a Delaware corporation (hereinafter “IVI”) and e-Smart Technologies, Inc., a Nevada corporation, both with offices at 437 Madison Avenue, 39th Floor, New York, New York 10022 (hereinafter “ESMT”).

W I T N E S S E T H:

     WHEREAS, the wholly owned subsidiary of ESMT, e Smart Systems, Inc, a Nevada corporation (“eSSI”), is the exclusive licensee for China of IVI’s smart card technologies (the “Technology”); and

     WHEREAS, eSSI and ESMT have been thwarted in their efforts to deliver products based on the Technology in China due primarily to the embargo caused by the Tiananmen Sanctions; and

     WHEREAS, ESMT has spent consider time and money to create marketing and development teams to promote and improve the Technology; and

     WHEREAS, IVI, the technology owner, is a holding company without marketing operations and is seeking to expand the territory in which its Technology is being exploited;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. APPOINTMENT: Subject to the limitations set forth herein, IVI hereby grants to ESMT the exclusive right to manufacture, market and distribute products that utilize the Technology throughout the territory of Asia (not including South Asia) (the “Exclusive Territory”) pursuant to the terms of this Agreement which shall include by reference the terms of the existing agreement between IVI and eSSI and any modifications made thereto, a copy of which is attached hereto as Schedule A, and made a part hereof.

     2. IMPROVEMENTS: The Appointment of ESMT shall include any improvements to the Technology, and any new smart card systems and/or products developed by IVI or any of its affiliates, subsidiaries or related entities or any new smart card systems and/or products jointly developed by IVI and any other party (including

ESMT) with whom IVI may develop such products (the foregoing being referred to herein collectively as the “Products”) within the Exclusive Territory (as defined herein above) provided that and as a condition to this Agreement to remain in force and effect, any improvement or development made by ESMT or any of its subsidiaries or affiliates to the Products and/or the Technology shall be immediately assigned to IVI with a free license to use same given back to ESMT.

     3. THE REST: All other terms and conditions shall be as contained in Exhibit “A” and any modifications thereto. In case of any ambiguity or discrepancy between this Agreement and Exhibit “A”, this Agreement shall control.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its duly authorized representative as the date first above written.

IVI SMART TECHNOLOGIES, INC.

By:
Its:

e-SMART TECHNOLOGIES, INC.

By:
Its: